Exhibit 10.2

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF ELIMINATION
OF THE
SERIES A PREFERRED STOCK
OF UPBOUND GROUP, INC.
(FORMERLY KNOWN AS RENT-A-CENTER, INC.)

Upbound Group, Inc. (formerly known as Rent-A-Center, Inc.) (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.           The name of the Corporation is Upbound Group, Inc.

2.           A Certificate of Elimination of the Series A Preferred Stock (the “Certificate”) was filed with the Secretary of State of the State of Delaware on September 22, 2003 and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.           The inaccuracy or defect of the Certificate is that the Certificate was filed without the requisite authorization required by the General Corporation Law of the State of Delaware.

4.           The Certificate is therefore null and void and of no effect.

IN WITNESS WHEREOF, Upbound Group, Inc. has caused this Certificate to be executed this 4th day of June, 2024.

UPBOUND GROUP, INC.

By:	/s/ Bryan Pechersky
Name:	Bryan Pechersky
Title:	Executive Vice President, General Counsel and Corporate Secretary